UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, New York 10022

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (212) 317-3800

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

As of June 18, 2014, World Gold Trust Services, LLC, the sponsor, or the Sponsor, of the SPDR® Gold Trust, or the Trust, and The Bank of New York Mellon, the trustee, or the Trustee of the Trust, have executed Amendment No. 4 to the Trust Indenture of the Trust dated as of November 12, 2004, and as amended from time to time, or the Tust Indenture.

Amendment No.4 includes amendments that clarify and supplement provisions of the Trust Indenture. The amendments incorporated into Amendment No.4 relate to:

•	Creation and Redemption of Shares. This amendment clarifies the methodology utilized by the Trustee to value the gold held by the Trust and to calculate the net asset value per share of the Trust on each business day.

•	Creation and Issuance of Creation Baskets. This amendment clarifies the procedures utilized by the Trustee in the creation and issuance of additional baskets of shares of the Trust, or Shares. A basket of Shares equals a block of 100,000 Shares. The amendment provides that the creation of baskets of Shares may only be made after the requisite gold deposit has been received by the Trust from the authorized participant of the Trust and transferred to the allocated account of the Trust that has been established with the custodian of the Trust.

•	Record Date. This amendment defines the record date for all matters requiring a record date. Previously, the Trust Indenture specified the record date for cash distributions only. This amendment provides additional clarity and certainty to the Trust Indenture.

•	Removal of a Custodian. The amendment made explicit that the Sponsor may direct the Trustee to remove a custodian.

•	Sponsor Fee Waiver. This amendment makes it explicit that the Sponsor has the right to waive part or all of its fee. This amendment provides flexibility and certainty so that the Sponsor may, at its election, provide a benefit to the shareholders of the Trust.

•	Stock Exchange Listings. The amendment clarifies the right of the Sponsor (i) to register or qualify the Shares or to list the Shares on exchanges and securities markets and to maintain or discontinue any such registrations, qualifications or listings, in each case in such jurisdictions as the Sponsor may determine and (ii) to take certain actions in connection therewith that were not previously provided for in the Trust Indenture. The Shares trade on the NYSE Arca, NYSE Euronext’s fully electronic U.S. trading platform. Prior to the listing of the Shares on the NYSE Arca, the Shares were listed on the NYSE. The Shares are also listed on the Bolsa Mexicana de Valores, Singapore Stock Exchange, the Stock Exchange of Hong Kong and the Tokyo Stock Exchange. Such listings provide additional liquidity for the Shares.

Amendment No. 4. will be effective as of August 2, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

4.1	Amendment No. 4 to the Trust Indenture of the SPDR® Gold Trust (or the Trust), dated as of June 18, 2014, between The Bank of New York Mellon, the trustee of the Trust, and World Gold Trust Services, LLC, the sponsor of the Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2014	SPDR® GOLD TRUST
(Registrant)*

	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ John Adrian Pound
	Name:	John Adrian Pound
	Title:	Chief Financial Officer

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 4 to the Trust Indenture of the SPDR® Gold Trust (or the Trust), dated as of June 18, 2014, between The Bank of New York Mellon, the trustee of the Trust, and World Gold Trust Services, LLC, the sponsor of the Trust.